                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    AMERICAN COLLOID COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                        MERRILL CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            AMERICAN COLLOID COMPANY
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1995

To the Stockholders of
American Colloid Company:

    Notice is hereby given that the annual meeting of stockholders of American Colloid Company, a Delaware corporation (the "Company"), will be held at the offices of Keck, Mahin & Cate, Suite 4900, 77 West Wacker Drive, Chicago, Illinois 60601-1693 on Tuesday, May 9, 1995, at 11:00 A.M., Central Daylight Savings Time, for the following purposes:

    1. To elect nine (9) directors for the ensuing year or until their successors are elected and qualified;

    2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to provide for the classification of the Board of Directors into three classes, with one class being elected each year;

    3. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to change the Company's name to AMCOL International Corporation;

    4. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for 1995; and

    5.  To transact such other business as may properly come before the meeting.

    Stockholders of record as of the close of business on March 31, 1995 will be entitled to vote at the annual meeting. Shares should be represented as fully as possible, since a majority is required to constitute a quorum.

    Please mark, sign, date and mail the accompanying proxy in the enclosed self-addressed, postage paid envelope, whether or not you expect to attend the meeting in person. You may revoke your proxy at the meeting should you be present and desire to vote your shares in person, and you may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.

                                          By Order of the Board of Directors,

                                          Clarence O. Redman
                                          SECRETARY
Arlington Heights, Illinois
April 7, 1995

                            AMERICAN COLLOID COMPANY
                              ONE NORTH ARLINGTON
                        1500 WEST SHURE DRIVE, SUITE 500
                     ARLINGTON HEIGHTS, ILLINOIS 60004-7803
                                 (708) 392-4600
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 1995
                                  INTRODUCTION

    The enclosed proxy is solicited on behalf of the Board of Directors of American Colloid Company (the "Company") in connection with the annual meeting of stockholders to be held on Tuesday, May 9, 1995, at 11:00 A.M., Central Daylight Savings Time, and any adjournment thereof ("Annual Meeting"), at the offices of Keck, Mahin & Cate, Suite 4900, 77 West Wacker Drive, Chicago, Illinois 60601-1693.

    The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated therefor) to solicitation by facsimile, telephone or in person. Proxies may be revoked at any time prior to voting. Revocation may be done prior to the meeting by written revocation sent to the Secretary of the Company, American Colloid Company, One North Arlington, 1500 West Shure Drive, Suite 500, Arlington Heights, Illinois 60004-7803; or it may be done personally upon oral or written request at the Annual Meeting.

    This proxy statement was first mailed or delivered to stockholders on or about April 7, 1995.

                   RECORD DATE; VOTING SECURITIES OUTSTANDING

    The close of business on March 31, 1995 is the record date for determining the holders of Common Stock, $.01 par value ("Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting.

    As of  March  31,  1995,  the  Company  had  outstanding  voting  securities
consisting  of              shares  of Common  Stock. Each  holder of  record of
outstanding Common Stock at the close of business on March 31, 1995 will be entitled to vote at the Annual Meeting. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. A broker non-vote is not counted in determining voting results. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "AGAINST" the matter.

                               SECURITY OWNERSHIP

    The following table sets forth, with respect to the Company's Common Stock, all persons known to be the beneficial owner of more than five percent of the Company's Common Stock as of February 21, 1995.

                                                                            NUMBER OF SHARES
                                                                             AND NATURE OF
                           NAME AND ADDRESS OF                                 BENEFICIAL      PERCENT OF
                            BENEFICIAL OWNER                                  OWNERSHIP(1)        CLASS
- -------------------------------------------------------------------------  ------------------  -----------
Harris Trust and Savings Bank ...........................................     2,167,834(2)         11.37%
 Paul Bechtner Trust
 111 West Monroe Street
 Chicago, Illinois 60690
Everett P. Weaver .......................................................     2,179,834(3)(4)      11.44%
 660 Pine Street
 Winnetka, Illinois 60093
William D. Weaver .......................................................     2,911,766(3)(5)      15.28%
 117 DeWindt Road
 Winnetka, Illinois 60093

- ------------------------
(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.

(2) Voting and investment power are shared by the trustees of this trust. See note (3) below.

(3) Includes 2,167,834 shares held in the Paul Bechtner Trust as to which Messrs. Everett P. Weaver, William D. Weaver and the Harris Trust and Savings Bank are co-trustees and share voting and investment power.

(4) Includes 12,000 shares in a trust as to which voting and investment power are shared with Mr. Weaver's wife.

(5) Includes 486,828 shares held in a living trust as to which Mr. Weaver exercises sole voting and investment power. Also includes 150,000 shares held by his wife and 30,000 shares held by his wife as trustee for the benefit of her brother and 23,900 shares held by his wife for the benefit of their grandchildren as to which Mr. Weaver may be deemed to share voting and investment power.

    The following table sets forth, as of February 21, 1995 with respect to the Common Stock, shares beneficially owned by: (i) each director; (ii) the Chief Executive Officer; (iii) the four other most highly compensated executive officers; and (iv) as a group, such persons and other executive officers.

                                                                             NUMBER OF SHARES AND
                                                                             NATURE OF BENEFICIAL    PERCENT
                             BENEFICIAL OWNER                                    OWNERSHIP(1)       OF CLASS
- ---------------------------------------------------------------------------  --------------------   ---------
Arthur Brown...............................................................            12,480(2)           *
Robert E. Driscoll, III....................................................           318,200(3)        1.67%
Raymond A. Foos............................................................            63,941(4)           *
John Hughes................................................................           544,895(5)        2.86%
Robert C. Humphrey.........................................................            52,704(6)           *
C. Eugene Ray..............................................................            90,480(7)           *
Clarence O. Redman.........................................................            71,025(8)           *
Paul G. Shelton............................................................           272,092(9)        1.43%
Paul C. Weaver.............................................................           249,260(10)       1.31%
Lawrence E. Washow.........................................................           290,823(11)       1.53%
Robert C. Steele...........................................................            25,502(12)          *
Roger P. Palmer............................................................            24,582(13)          *
All of the above and other executive officers as a group (13 persons)......         1,667,080(14)       8.75%

- ------------------------
* Percentage represents less than 1% of the total shares of Common Stock outstanding as of February 21, 1995.

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.

(2)  Includes 12,480 shares subject to options exercisable within 60 days.

(3) Includes 164,700 shares held as co-trustee under a living trust for a family member.

(4)  Includes 18,480 shares subject to options exercisable within 60 days.

(5) Includes 10,225 shares held in trusts for his children; 306 shares held as custodian for his son; 17,216 shares owned by his wife; 2,652 shares held as co-trustee under the Company's Savings Plan which are not allocated to participants' accounts pursuant to the Plan and as to which voting and investment power are shared; 45,016 shares are held by the Company's
     Savings Plan on his behalf; 175,000 shares held as co-trustee under the Company's Pension Plan, as to which voting and investment power are shared; and 107,690 shares subject to options exercisable within 60 days.

(6) Includes 16,500 shares held by Mr. Humphrey's wife; 8,380 shares held by Mr. Humphrey's son; 26,460 as trustee for family trusts; and 1,364 shares subject to options exercisable within 60 days.

(7) Includes 27,000 shares held jointly with Mr. Ray's wife; 3,000 shares held in an Individual Retirement Account; and 60,480 shares subject to options exercisable within 60 days.

(8) Includes 9,095 shares held in the Clarence O. Redman, P.C. Savings Plan; 31,450 shares held jointly with his wife; and 30,480 shares subject to options exercisable within 60 days.

(9) Includes 19,003 shares held jointly with Mr. Shelton's wife; and 9,422 shares held as custodian for his children; 175,000 shares held as co-trustee under the Company's Pension Plan, as to which voting and investment power are shared; 50,500 shares subject to options exercisable within 60 days; 2,652 shares held as co-trustee under the Company's Savings
     Plan which are not allocated to participants' accounts pursuant to the Plan and as to which voting and investment power are shared; and 12,015 shares are held by the Company's Savings Plan on his behalf.

(10) Includes 20,687 shares held by Mr. Weaver's wife, 15,124 shares held as co-trustee for his daughters and 1,215 shares held by his wife as trustee for a daughter.

(11) Includes 8,250 shares held jointly with Mr. Washow's wife; 1,100 shares held by his wife; 175,000 shares held as co-trustee under the Company's
     Pension Plan, as to which voting and investment power are shared; 80,420 shares subject to options exercisable within 60 days; 2,652 shares held as co-trustee under the Company's Savings Plan which are not allocated to participants' accounts pursuant to the Plan and as to which voting and investment power are shared; 6,000 shares as custodian for his children;
     and 12,915 shares are held by the Company's Savings Plan on his behalf.

(12) Includes 7,756 shares held by the Company's Savings Plan on his behalf; and 17,700 shares subject to options exercisable within 60 days.

(13) Includes 2,891 shares held jointly with Mr. Palmer's wife; 1,000 shares held by his son; 8,361 shares held by the Company's Savings Plan on his behalf; and 11,520 shares subject to options exercisable within 60 days.

(14) Includes 88,594 shares held jointly with a spouse; 228,604 shares held in various trusts; 15,728 shares held as custodian; 2,652 shares held as co-trustee under the Company's Savings Plan which are not allocated to participants' accounts pursuant to the Plan and as to which voting and investment power are shared; 86,163 shares vested in officers' and directors' accounts pursuant to the Company's Savings Plan; 175,000 shares held as co-trustee under the Company's Pension Plan, as to which voting and investment power are shared; 66,098 shares held by family members; and 391,114 shares subject to options exercisable within 60 days.

                                     ITEM 1
                             ELECTION OF DIRECTORS

    It is intended that the shares represented by the enclosed proxy will be voted, unless votes are withheld in accordance with the instructions contained in the proxy, for the election of the nine (9) nominees for Director named below. In the event that any nominee for Director should become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event such shares will be voted for such substitute nominees. Provided a quorum is present, the affirmative vote by the holders of a plurality of the shares of the Common Stock represented at the Annual Meeting in person or by proxy is required for the election of each nominee.

    If   the  proposed  amendment  to  the  Company's  Restated  Certificate  of
Incorporation relating to the classification of the Board of Directors is approved by the stockholders, three Directors will be elected to each of Class I, Class II and Class III. The identity of each such Director and his term is indicated below.

         CLASS I                   CLASS II                  CLASS III
 (Term expiring in 1996)    (Term expiring in 1997)   (Term expiring in 1998)

 Raymond A. Foos            Robert E. Driscoll, III       Arthur Brown
 Clarence O. Redman         Robert C. Humphrey            John Hughes
 Paul G. Shelton            C. Eugene Ray                 Paul C. Weaver

    If such amendment is not adopted, all nine (9) Directors will be elected for one year terms. Directors hold office until the Annual Meeting in the fiscal year in which their terms expire and until their respective successors have been elected and qualified.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

                        INFORMATION CONCERNING NOMINEES

                                               DIRECTOR
             NAME                   AGE         SINCE                  PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
- ------------------------------      ---      ------------  ----------------------------------------------------------------
Arthur Brown..................          54        1990     Chairman, President and Chief Executive Officer of Hecla  Mining
                                                           Company  since  1987;  Director of  Great  Lakes  Minerals Inc.,
                                                           Director of Idaho  Independent Bank, Director  of CALMAT  Corp.,
                                                           Director of South African Minerals Corporation
Robert E. Driscoll, III.......          56        1985     Retired Dean and Professor of Law, University of South Dakota
Raymond A. Foos...............          66        1981     Retired  President, Chief Executive Officer  and Chairman of the
                                                           Board of  Brush Wellman,  Inc.  (manufacturer of  beryllium  and
                                                           specialty   materials)  since  April  1,  1990;  prior  thereto,
                                                           President and Chief Operating Officer
John Hughes*..................          52        1984     President and Chief Executive Officer of the Company since 1985;
                                                           prior thereto, Chief Operating Officer
Robert C. Humphrey*...........          76        1977(1)  Director and Retired Chairman of the NBD Bank Evanston N.A.
C. Eugene Ray*................          62        1981     Chairman of the Board of the Company since 1988; prior  thereto,
                                                           Executive   Vice  President-Finance  and   director  of  Signode
                                                           Industries,  Inc.,  a   manufacturer  of  industrial   strapping
                                                           products
Clarence O. Redman*...........          52        1989     Secretary  since  1982.  Also,  Chief  Executive  Officer  and a
                                                           Partner of  Keck, Mahin  & Cate,  the law  firm that  serves  as
                                                           Corporate Counsel to the Company
Paul G. Shelton*..............          45        1988     Senior  Vice  President-Chief Financial  Officer of  the Company
                                                           since  1994;  prior  thereto,  Vice  President-Chief   Financial
                                                           Officer of the Company
Paul C. Weaver................          32        1995     Corporate  Account Manager for Nielsen North America, a provider of marketing information services, since 1992; prior thereto  an
                                                           Account Executive

- ------------------------
*    Member of the Executive Committee of the Board of Directors
(1)  Except for a three-month period in 1989.

    The Board of Directors held 4 meetings during the 1994 fiscal year. All Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by each committee of the Board on which such Directors served. In addition to the Executive Committee, the Board of Directors of the Company has standing Audit, Compensation, Nominating and Option Committees.

    The Audit Committee held 3 meetings during the 1994 fiscal year. This Committee is responsible for reviewing with the Company's financial management and its independent auditors, the proposed audit program for each fiscal year, the results of the audits and the adequacy of the Company's systems of internal accounting control. The Committee recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. Directors Ray, Foos, Driscoll and Brown are members of this Committee.

    The Compensation Committee held 3 meetings during the 1994 fiscal year. This Committee is responsible for annually reviewing the salaries and bonuses of all executive officers. This Committee also oversees the Company's compensation, incentive and employee benefit programs. This Committee is comprised of non-employee directors. Directors Humphrey, Ray, Driscoll, Foos and E. P. Weaver are members of this Committee.

    The Nominating Committee held 2 meetings during the 1994 fiscal year. This Committee will recommend to the Board of Directors, at the request of the Board of Directors, nominees who are deemed by the Committee to be qualified for Board of Directors membership. This Committee does not consider nominees recommended by stockholders. Directors W. D. Weaver, E. P. Weaver, Humphrey and Ray are members of this Committee.

    The Option Committee held 1 meeting during the 1994 fiscal year. This Committee is responsible for the selection of those officers, directors and key employees who are eligible to receive options and determines the number of options to be awarded and the period during which options may be exercised under the terms of the Company's various option plans. This Committee is comprised of directors who do not participate in any option plans, including Messrs. Redman,
E. P. Weaver and W. D. Weaver.

              COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

SUMMARY COMPENSATION TABLE

    The Summary Compensation Table below includes, for each of the fiscal years ended December 31, 1994, 1993, and 1992, individual compensation for services to the Company and its subsidiaries of those persons who were, at December 31, 1994: (i) the Chief Executive Officer; and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Officers").

                                                                                         LONG TERM COMPENSATION AWARDS
                                                      ANNUAL COMPENSATION (1)(2)      ------------------------------------
                                                   ---------------------------------   SECURITIES
                                                                             BONUS     UNDERLYING          ALL OTHER
           NAME AND PRINCIPAL POSITION               YEAR     SALARY ($)    ($)(3)     OPTIONS (#)    COMPENSATION ($)(4)
- -------------------------------------------------  ---------  -----------  ---------  -------------  ---------------------
John Hughes......................................    1994        300,000      75,000       21,000              6,000
  President and Chief Executive Officer              1993        240,803     235,000       42,000             15,831
                                                     1992        227,470     140,000       21,000              9,366
Lawrence E. Washow...............................    1994        170,000      19,975        1,350              6,325
  Senior Vice President of the Company and           1993        141,667      91,404       40,950             11,713
  President of Chemdal International Corporation     1992        153,250      57,463        7,500              8,583
Paul G. Shelton..................................    1994        155,000      18,213        9,000              6,000
  Senior Vice President and Chief Financial          1993        135,333      88,994       18,000              7,592
  Officer of the Company and President of            1992        127,000      60,243        9,000              6,592
  Ameri-Co Carriers, Inc. and Nationwide
  Freight Services, Inc.
Robert C. Steele.................................    1994        144,754      18,000        6,000              6,000
  Senior Vice President of the Company and           1993        114,666      73,631       12,000              6,996
  President of American Colloid Mineral Company      1992        108,000      49,970        7,500              6,192
Roger P. Palmer..................................    1994        112,500      14,688        6,000              5,824
  Senior Vice President of the Company and           1993         96,666      66,782       12,000              8,007
  President of Colloid Environmental                 1992         90,000      44,975        7,500              4,968
  Technologies Company

- ------------------------------
(1) Includes deferred compensation under the Company's Savings Plan and the Company's Deferred Compensation Plan.

(2) The incremental cost of noncash compensation and other personal benefits during any year presented did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any individual named above.

(3) The figures in this column reflect bonuses from the Executive Incentive Compensation Plan and the Bonus Plan as described in the Board Compensation Committee Report on Executive Compensation.

(4) The figures in this column include Company matching contributions under the Company's Savings Plan. Pursuant to the Company's Savings Plan, the named executive officers received contributions in 1994, 1993 and 1992, respectively, as follows: Mr. Hughes, $6,000, $8,994, $8,728; Mr. Washow, $6,000, $8,782, $7,851; Mr. Shelton, $6,000, $7,592, $6,592; Mr. Steele,
     $6,000, $6,996, $5,992; and Mr. Palmer, $5,824, $5,929, $4,968. The figures in this column also include amounts received in connection with the surrender of certain travel benefits. Pursuant to this arrangement, the Named Officers received the following amounts in 1994, 1993 and 1992, respectively: Mr. Hughes, $0, $6,837 and $638; Mr. Washow, $325, $2,931 and $732; Mr. Shelton, $0, $0 and $0; Mr. Steele, $0, $0 and $200; and Mr. Palmer, $0, $2,078 and $0.

OPTION GRANTS IN LAST FISCAL YEAR

    Shown below is information on grants of incentive stock options during the fiscal year ended December 31, 1994, to the Named Officers which are reflected in the Summary Compensation Table on page 7.

                                                                                        POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF STOCK PRICE APPRECIATION
                                   INDIVIDUAL GRANTS IN 1994                                   FOR 10-YEAR OPTION TERM
                      ---------------------------------------------------             -----------------------------------------
                       NUMBER OF
                      SECURITIES     % OF TOTAL                             PRESENT            5%                   10%
                      UNDERLYING      OPTIONS                               VALUE AT  --------------------  -------------------
                        OPTIONS      GRANTED TO    EXERCISE    EXPIRATION    GRANT      STOCK      DOLLAR    STOCK      DOLLAR
        NAME          GRANTED(5)    EMPLOYEES(1)   PRICE(2)       DATE      DATE(3)   PRICE(4)     GAINS    PRICE(4)    GAINS
- --------------------  -----------   ------------   ---------   ----------   --------  ---------   --------  --------   --------
Hughes..............    21,000          17.94%      $17.750       2/8/04    $157,290   $28.91     $234,360   $46.04    $594,090
Washow..............     1,350           1.15%      $17.750       2/8/04    $ 10,112   $28.91     $ 15,066   $46.04    $ 38,192
Shelton.............     9,000           7.69%      $17.750       2/8/04    $ 67,410   $28.91     $100,440   $46.04    $254,610
Steele..............     6,000           5.13%      $17.750       2/8/04    $ 44,940   $28.91     $ 66,960   $46.04    $169,740
Palmer..............     6,000           5.13%      $17.750       2/8/04    $ 44,940   $28.91     $ 66,960   $46.04    $169,740

- ------------------------------
(1)  Based on 117,045 options granted to all employees.

(2)  Fair market value on the date of grant.

(3) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price on the option of $17.75, equal to the fair market value of the underlying stock on the date of grant; an option term of 10 years; an interest rate of 5.97% that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term; volatility of 56.16% calculated using daily stock prices for the two-year period prior to the grant date; dividends at the rate of $0.24 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant; and reductions of approximately 12.15% to reflect the probability of forfeiture due to termination prior to vesting, and approximately 19.54% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

(4) The share price represents the price of the Common Stock if the assumed annual rates of stock price appreciation are achieved.

(5) These Incentive Stock Options ("ISO's") were issued pursuant to the Company's 1993 Stock Plan (the "1993 Plan") and may not be exercised until they vest. These ISO's vest 40% after 2 years, 60% after 3 years, 80% after 4 years and 100% after 5 years, provided that on death or retirement under specified conditions, these ISO's become fully vested. The exercise price may not be less than the fair market value of the shares subject to the option on the date of grant. The exercise price may not be less than 110% of such fair market value if the purchaser is a holder of more than 10% percent of the Company's outstanding voting securities.

                                    POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                                       RATES OF STOCK PRICE APPRECIATION FOR
                                                10-YEAR OPTION TERM
                                    --------------------------------------------
                                           5% (1)                 10% (1)
                                    --------------------    --------------------
                                    STOCK      DOLLAR       STOCK      DOLLAR
                                    PRICE      GAINS        PRICE      GAINS
                                    ------  ------------    ------  ------------
All Shareholders..................  $28.91  $212,200,057    $46.04  $537,915,735
Named Executive Officers' Gains as
 a % of All Shareholders' Gains...                0.228%                  0.228%

- ------------------------
(1) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 19,014,342 outstanding shares -- the number of shares outstanding on December 31, 1994. The analysis above illustrates the gains all shareholders would realize under these same assumed rates of appreciation and the proportion of executive gains to all shareholders' gains.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    Shown below is information with respect to (i) options exercised by the Named Officers pursuant to the 1983 Plan during fiscal 1994; and (ii) unexercised options granted in fiscal 1994 and prior years under the 1983 Plan and the 1993 Plan to the Named Officers and held by them at December 31, 1994.

                                                    NUMBER OF
                                                   SECURITIES
                                                   UNDERLYING
                                                   UNEXERCISED
                                                   OPTIONS AT           VALUE OF UNEXERCISED
                                                    12/31/94            IN-THE-MONEY OPTIONS
                SHARES ACQUIRED     VALUE         EXERCISABLE/             AT 12/31/94 ($)
     NAME       ON EXERCISE (#)  REALIZED ($)   UNEXERCISABLE (#)   EXERCISABLE/UNEXERCISABLE (1)
- --------------  ---------------  ------------   -----------------   -----------------------------
Hughes........         52,250       625,549       102,956/110,100         1,094,929/610,921
Washow........              0             0        69,420/ 57,600           774,115/208,082
Shelton.......          3,500        42,027        34,600/ 44,100           362,144/227,081
Steele........          6,000        69,697         5,100/ 33,300            54,161/193,832
Palmer........          2,670        35,094         3,000/ 26,520            30,624/119,107

- ------------------------
(1) Based on the closing sale price as quoted on NASDAQ National Market on that date.

RETIREMENT PLANS

    The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the earnings and years of service classifications indicated, under the Company's retirement plans which cover substantially all of its domestic employees on a non-contributory basis. The estimated benefits as disclosed below assume (i) that the plans will be continued and (ii) that the employee will continue employment until normal retirement age. The table below does not reflect the reduction in an individual's final monthly compensation due to the social security monthly covered compensation. This reduction is based upon the retirement year for a particular individual.

RETIREMENT PLAN TABLE

                       ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF SERVICE
                                               INDICATED
                       ---------------------------------------------------------
    REMUNERATION         15        20        25        30        35        40
- ---------------------  -------  --------  --------  --------  --------  --------
$ 75,000.............  $16,875  $ 22,500  $ 28,125  $ 33,750  $ 39,375  $ 42,188
$100,000.............   22,500    30,000    37,500    45,000    52,500    56,250
$125,000.............   28,125    37,500    46,875    56,250    65,625    70,312
$150,000.............   33,750    45,000    56,250    67,500    78,750    84,375
$200,000.............   45,000    60,000    75,000    90,000   105,000   112,500
$250,000.............   56,250    75,000    93,750   112,500   131,250   140,625
$300,000.............   67,500    90,000   112,500   135,000   157,500   168,750
$350,000.............   78,750   105,000   131,250   157,500   183,750   196,875
$400,000.............   90,000   120,000   150,000   180,000   210,000   225,000

    Covered compensation includes a participant's base salary, overtime, commissions, bonuses and salary reductions under the Company's Savings Plan and Deferred Compensation Plan. The calculations of retirement benefits under the plans generally is based upon the average earnings for the highest five consecutive calendar years of compensation preceding the participant's termination of employment. The number of years of credited service under the plans as of March 15, 1995 for each of the Named Officers is: Mr. Hughes, 30 years; Mr. Washow, 16 years; Mr. Shelton, 13 years; Mr. Steele, 19 years; and Mr. Palmer, 13 years. The qualified compensation and estimated annual retirement benefit as of March 15, 1995 for each of the Named Officers are: Mr. Hughes, $345,505 and $145,866; Mr. Washow, $180,638 and $37,673; Mr. Shelton, $173,428
and $30,271; Mr.  Steele, $149,919  and $35,278;  and Mr.  Palmer, $125,280  and
$22,283.

    Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee

Retirement Income Security Act of 1974, the Company has a supplemental plan which authorizes the payment out of general funds of the Company, any benefits calculated under provisions of the Company's pension plan which may be above the limits under these sections. The accrued, unfunded liability of the supplemental plan at September 30, 1994 was $90,976.

DIRECTOR COMPENSATION

    The Company has a standard arrangement whereby directors who are not full-time officers of the Company receive an annual fee of $11,165, plus a meeting fee of $1,215 per day. In addition, Mr. Ray receives an $14,025 annual fee for his services as Chairman of the Board. The committee chairman of the audit, compensation and executive committees receives an additional fee of $1,595 per year. The committee chairman of the nominating, option and planning committees receives an additional fee of $1,024 per year. Members of each committee receive $130 per hour as compensation for service as a committee member. Directors who are also full-time officers of the Company are not paid for their services as directors or for attendance at meetings.

    The Company maintains Consulting Agreements with Messrs. W. D. Weaver, E. P. Weaver and Roy H. Harris. Each of these agreements contains confidentiality provisions and a non-compete provision effective for the three years after termination of the agreement. The agreements provide for compensation according to the number of hours worked, which are to be between 200 and 800 hours per year. The term of each of these agreements was extended until September 30, 1995. During the period from January 1, 1992 to December 31, 1994, the following amounts were paid pursuant to the agreements: $14,250 to W. D. Weaver, $604 to
E. P. Weaver and $14,250 to Mr. Harris.

CHANGE IN CONTROL ARRANGEMENTS

    Each of Messrs. Hughes, Shelton, Steele, Washow and Palmer (the "Individual(s)") has an Agreement with the Company which provides that, upon a change in control of the Company, each of them is to be employed by the Company for a period of time after the change in control (three years in the case of Messrs. Hughes and Shelton and two years for Messrs. Steele, Washow and Palmer). A change in control is defined as a change in legal or beneficial ownership of 51% of the Company's Common Stock within a six-month period, other than by death or operation of law, or the sale of 90% or more of the Company's assets.

    After a change in control, the Company may not terminate the employment of any of the Individuals except for just cause, and any of the following will be considered to be a termination for other than just cause: (i) the assignment of duties of lesser status, dignity and character than the Individual's duties immediately prior to the date of his Agreement or substantial reduction in the nature or status of responsibilities; (ii) a reduction in annual base salary or bonus or incentive plans in effect as of the date of the Agreement or as increased from time to time; (iii) a relocation to an office more than 35 miles from the location where the Individual principally works, or substantially greater travel requirements; and (iv) the failure to provide certain fringe benefits substantially equal to those enjoyed by the Individual as of the date of his Agreement. In addition, any termination of employment following discussions by a stockholder or group of stockholders beneficially owning more than 20% of the Company's Common Stock or a designated representative of the Board of Directors with a third party that results in a change in control of the Company within 180 days shall be deemed to be a termination of employment after a change in control for purposes of the Agreements (unless the termination is for cause or wholly unrelated to such discussions).

    If termination of employment occurs within a specified period after a change in control for just cause (three years in the case of Messrs. Hughes and Shelton and two years in the case of Messrs. Steele, Washow and Palmer), the Individual will receive all accrued sums and benefits required by contract or by law. If termination occurs within such period for other than just cause, through either actual termination or constructive termination as described above, they will receive, in addition, base period compensation (defined as current annual salary plus the average of the last two years in the case of Messrs. Steele, Washow and Palmer and three years in the case of Messrs. Hughes and Shelton of incentive bonus payments) less any compensation received from the date of change in control to the termination date, provided that the amounts payable under the Agreement may not exceed an amount equal to two times in the case of Messrs. Steele, Washow and Palmer and three times in the case of Messrs. Hughes and Shelton the Individual's average annual compensation payable by the Company during the five calendar years prior to the date of change in control. They will also receive continued medical, health and disability benefits for one year after termination.

    The Agreements do not require any of the Individuals to seek other employment, but the amounts of payments or benefits thereunder are to be reduced by up to 50% by any compensation earned from other employment. For a period of years (three years in the case of Messrs. Hughes and Shelton and two years in the case of Messrs. Steele, Washow and Palmer) from the date of termination of employment with or without cause, before or after a change in control, each of the Individuals is prohibited from owning, managing, operating, controlling or otherwise engaging in any business that competes with any business conducted by the Company and from inducing or attempting to influence any employee of the Company to leave its employ.

    The Agreements are dated, and their terms commence, as follows: Messrs. Hughes and Shelton, April 1, 1994; Messrs. Steele and Palmer, December 15, 1992; and Mr. Washow, December 21, 1992.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors determines the general compensation policies of the Company, establishes specific compensation levels for executive officers and administers the Company's compensation plans. The Compensation Committee has adopted an overall policy to align compensation with business strategy, management initiatives and financial performance. The Compensation Committee attempts to fulfill these objectives by emphasizing pay for performance, instilling an equity orientation, providing competitive pay opportunities and focusing on the mix of compensation (e.g., short-term versus long-term components). Through its compensation decisions, the Company seeks to attract and retain key executives and to reward its executives for their long-term management skills and ability to enhance shareholder value.

    The Company's total compensation program consists of cash, equity based and noncash compensation. Annual compensation for executive officers consists of a base salary and an annual bonus. Using available salary data, the Compensation Committee targets base salaries within the range of salaries for persons holding similar positions at comparable companies. In addition, the Compensation Committee considers factors such as the Company's financial performance, the individual's past performance and future potential in determining the base salaries of executive officers.

    The Compensation Committee determined the fiscal 1994 annual bonus for the Chief Executive Officer based on the financial performance of the Company and his individual performance. Annual bonuses for executive officers of the Company, excluding the Chief Executive Officer, were determined by the
Compensation Committee and awarded pursuant to the Executive Incentive Compensation Plan (the "Incentive Plan"). The Compensation Committee designates participants in the Incentive Plan at the beginning of each fiscal year and may, in its discretion, amend its list of participants during the year. The aggregate amount to be distributed ("Incentive Amount") pursuant to the Incentive Plan in any fiscal year is determined by the Compensation Committee using a formula based upon a profit level (the "Profit Level") and the salaries of the participants in the Incentive Plan. The Profit Level is recommended by the full Board of Directors and is approved by the Compensation Committee. To the extent the Profit Level is not attained or is exceeded, the Incentive Amount increases or decreases (as the case may be) as do the incentive payments payable to each participant. No incentive payments are payable under the Incentive Plan unless the Company's annual profits exceed the minimum profit level as determined by the Compensation Committee. Incentive payments pursuant to the Incentive Plan are paid to the participants after the Company's net income for the year has been determined.

    Under the Company's employee stock option plans, stock option grants are made by the Option Committee. The Option Committee has the authority to determine the individuals to whom stock options are awarded, the vesting schedules, the terms of the options and the number of shares subject to each option. Through the award of stock options, the Company's objective of aligning executive officers' long-range interests with those of the stockholders is met by providing the executive officers with the opportunity to participate in the Company's long-term performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee determined the Chief Executive Officer's salary based upon a variety of factors and criteria, including a review of the salaries of chief executive officers of similar companies of comparable size and a review by the Compensation Committee of the Company's financial performance and his individual performance.

    The total bonus amount received by the Chief Executive Officer was based upon a variety of factors and criteria. Pursuant to the Company's Bonus Program described below, the Chief Executive Officer received no bonus, as the profitability goals established thereunder were not met. An incentive award payment of $75,000 was awarded by the Compensation Committee based upon the Profit Level determined pursuant to the Incentive Plan described above, although the specific amount awarded was determined in the Committee's discretion taking into account such factors as the Committee deemed relevant, including the Company's financial performance and the Chief Executive Officer's individual performance. The Chief Executive Officer also received option grants pursuant to the 1993 Plan from the Option Committee.

COMPENSATION OF OTHER NAMED EXECUTIVE OFFICERS

    Compensation for each of the other Named Officers consists of cash, equity-based and noncash compensation. The base salaries of these Named Officers are targeted to fit within the range of the competitive amounts paid to officers with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar businesses as the Company. The salaries are also tied to the Company's success in achieving significant financial and non-financial performance goals. In evaluating the performance and setting the compensation of each of these Named Officers, the Compensation Committee considered the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each of these Named Officers.

    In 1994, the Compensation Committee had a bonus program (the "Bonus Program") whereby each of these Named Officers would receive a bonus if the Company met its profitability goals for 1994 as determined by the Compensation Committee. These profitability goals were not attained by the Company and Messrs. Washow, Shelton, Steele and Palmer received no bonuses. During fiscal 1994, each of these Named Officers received an incentive payment pursuant to the Incentive Plan. Option grants under the Company's 1993 Plan were also awarded by the Option Committee.

                          Robert C. Humphrey, Chairman
                          Robert E. Driscoll, III
                          Raymond A. Foos
                          C. Eugene Ray
                          Everett P. Weaver

PERFORMANCE GRAPH

    The following graph sets forth a five year comparison of cumulative total returns for: (i) the Company (which is traded on NASDAQ); (ii) the Wilshire 4500 Equity Index; (iii) the Russell 2000 Index; (iv) S&P Smallcap 600 Index; and (v) a custom peer group of NASDAQ companies (the "Peer Group"). The Company is replacing the Wilshire 4500 Equity Index and Russell 2000 Index with the S&P Smallcap 600 Index as its broad equity market index comparison. The S&P Smallcap 600 Index became publicly available on October 31, 1994. All three indexes are included this year for purposes of comparison. The Company believes that the S&P Smallcap 600 Index is a better basis for comparison to the Company than the Wilshire 4500 Equity Index and the Russell 2000 Index because the market capitalizations of the companies included in the S&P Smallcap 600 Index are more similar in size to the Company's market capitalization; and the Wilshire 4500 Index and Russell 2000 Index include companies which are much smaller or larger than the Company.

    In identifying the Peer Group, the Company reviewed a list of NASDAQ companies designated under the Standard Industrial Classification Code (the "SIC Code") for "Mining, Quarry, and Nonmetal Materials" and "Plastics, Materials and Resins." Upon a review of these designated companies, the Company selected the Peer Group which consists of companies whose businesses, sales sizes and market capitalization were similar to that of the Company.

    All returns were calculated assuming dividend reinvestment on a quarterly basis. The returns of each company in the Peer Group have been weighted according to market capitalization.

    The Peer Group consists of the following companies: CalMat Co., The Dexter Corporation, Dow Corning Corporation, Dravo Corporation, Electrochemical Industries, Hercules Incorporated, Nalco Chemical Company, Oil-Dri Corporation of America(1), Ozite Corporation, Penn Virginia Corporation, Potash Import and Chemical Corporation, Quantum Chemical Corporation, Rexene Corporation, Rohm and Haas Co., A. Schulman Inc., Urethane Technologies Inc., Vista Chemical Co., Vulcan Materials Company and Zemex Corporation.
- ------------------------

(1) Oil-Dri Corporation of America is not designated under the SIC Codes referenced above but is comparable to the Company and therefore is included in the Peer Group.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                    AMERICAN COLLOID COMPANY, WILSHIRE 4500,
                 RUSSELL 2000, S&P SMALLCAP 600 AND PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      DEC-89     DEC-90     DEC-91     DEC-92     DEC-93     DEC-94
American Colloid        100         72.46     105.56     236.89     603.97     379.37
Wilshire 4500           100         86.44     124        138.71     158.92     154.69
Russell 2000            100         80.5      117.57     139.23     165.53     162.51
S & P Smallcap 600      100         76.31     113.32     137.16     162.92     155.15
Peer Group              100         96.8      127.91     146.6      183.13     187.6

Assumes $100 invested on December 31, 1989 in American Colloid Company common stock, Wilshire 4500, Russell 2000, S&P Smallcap 600 and peer group.

* Total return assumes reinvestment of dividends on a quarterly basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    From 1966 to 1978, Mr. E. P. Weaver, who is a member of the Compensation Committee, also served as Chief Executive Officer and Chairman of the Board of Directors of the Company. Messrs. E.P. Weaver, W.D. Weaver and Redman are members of the Company's Option Committee and as such determined the terms of the options awarded to each of the Named Officers.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by these dates during 1994. All of these filing requirements were satisfied, except that Mr. Robert E. Driscoll III, a director of the Company, filed one late report covering 2,000 shares of Common Stock, and Mr. Roger Palmer, an executive officer of the Company, filed one late report covering 200 shares of Common Stock. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

                                     ITEM 2
                        PROPOSAL TO AMEND THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION
              RELATING TO CLASSIFICATION OF THE BOARD OF DIRECTORS

    The Board of Directors has determined that an amendment to the Company's Restated Certificate of Incorporation is advisable and has unanimously voted to recommend such amendment to the Company's stockholders for adoption. The proposed amendment would classify the Board of Directors into three classes, as nearly equal in number as possible, with the members of each class, after a transitional period described below, to serve for three years. The Amendment would provide that any director could be removed only for cause and by the affirmative vote of holders of 66-2/3% of voting power of the stockholder, and would permit the amendment or repeal of such provisions only by the affirmative vote of holders of at least 66-2/3% of the voting power of the stockholders. Currently, the Company's directors all serve one-year terms and can be removed, with or without cause, by an affirmative vote of a simple majority of the stockholders.

    The Board of Directors has observed that certain tactics, such as accumulations of substantial stock positions as preludes to proxy fights, hostile tender offers and greenmail transactions, have become common in takeover practice. The Board of Directors believes that such tactics can in some circumstances be highly disruptive to corporations and contrary to the overall best interests of stockholders. The amendment referred to above, therefore, is designed to assure some degree of continuity in the composition of the Board of Directors, by making more difficult and time-consuming an involuntary change in control of the Company through a proxy contest mechanism. The amendment is also designed to make the Board less vulnerable to the use of the proxy contest threat to coerce any action by the Board of Directors.

    Certain provisions of federal and Delaware state law, and certain existing provisions of the Restated Certificate of Incorporation and by-laws of the Company, already provide some degree of protection against disruptive proxy fights, hostile tender offers and greenmail transactions. Article 9 of the Company's Restated Certificate of Incorporation requires a vote of two-thirds of the voting rights in elections of directors as one class for certain business combinations with any other corporation, including mergers, consolidations, sales of assets or substantial amounts of securities of the Company. The provisions of Article 9 do not apply if any such transaction is approved by a resolution of the Board of Directors, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time any other corporation became a beneficial owner of stock possessing more than ten percent of the voting rights in elections of directors.

    The amendment described above would further reduce this threat to the removal of the Company's Board of Directors. If adopted, the classification of the Board of Directors will be applicable to every election of directors, not merely those elections occurring after a change in control of the Company. The effect of staggering the Board of Directors so that only one-third of its members are elected in each year is to increase from one to two the number of annual meetings it would take to replace a majority of the Board of Directors.

    The proposed amendment is designed, in part, to encourage any third party that seeks to acquire control of the Company to negotiate first with the Company's management regarding any proposed business combination or other transaction involving the Company. Any proposed transaction can then be reviewed by the Board of Directors and the Company's stockholders can then have the benefit of the Board of Director's recommendations in cases where stockholder approval is required. While negotiation does not assure results that would be superior to a direct approach made to the stockholders by means of a tender offer or proxy contest, the Board of Directors believes that such negotiations would place it in a better position to protect the interests of the stockholders of the Company as a whole. Although in certain circumstances a takeover bid may be made at prices representing premiums over the then current market price for the securities being sought, the Board of Directors believes that, in a situation where a third party seeks management's cooperation, the Board of Directors will be in a better position to promote consideration of a broader range of relevant factors, such as the structuring of a proposed transaction and its tax consequences and the underlying value and prospects of the Company.

    The proposed amendment could have the effect of deterring a third party from making a tender offer for or otherwise acquiring significant blocks of the Company's stock, hostile or otherwise, although such an action might increase, at least temporarily, market prices for the Company's shares, and stockholders of the Company might be willing to sell their shares at the price offered. Because deterrence of such acquisitions could tend to reduce temporary fluctuations in the market price of the Company's shares, stockholders could be denied certain opportunities to sell their shares at temporarily higher market prices. Of course, any anti-takeover measure may have the effect of entrenching incumbent directors and executive management opposing the adoption of such measure. There is a general concern that, in the face of a proposed takeover, incumbent directors may seek to preserve their own positions at the expense of fulfilling their obligation to act in the best interest of the stockholders. Entrenchment of directors and executive management may contribute to insolation from responsibility and accountability for inadequate company performance. Therefore, the existence of anti-takeover measures may have undesirable consequences.

    The Board of Directors has no knowledge of any present effort to gain control of the Company or to organize a proxy contest. However, in view of hostile takeover activities that often present potentially disadvantageous consequences to stockholders, the Board of Directors believes it is in the best interest of the stockholders to provide some assurance of continuity of the composition and policies of the Board of Directors. The Board of Directors further believes that these advantages outweigh any perceived disadvantages.

    As discussed above, a classified board makes it more difficult for a substantial stockholder to gain control of a board of directors without its consent, helps to assure a measure of continuity in the affairs and business strategies of a corporation, and provides a board of directors with additional time to review a proposed business combination with a substantial stockholder and to formulate appropriate responses so there is a greater opportunity to protect interests of stockholders as a whole. In the view of the Board of Directors, the additional provisions of the proposed amendment relating to filling vacancies, removal of directors, and supermajority vote to repeal or amend the proposed amendments are necessary to assure that the advantages of a classified board of directors are not circumvented.

However, the provisions would make it more difficult for even a majority of the stockholders to change the composition of the incumbent Board of Directors or to effect its policies generally, even if a reason for such change might be dissatisfaction with the performance of the incumbent directors. Although there has been no problem in the past with the continuity or stability of the Board of Directors, the Board of Directors believes that the longer time period required to elect a majority of a classified board will help assure the continuity and stability of the Company's affairs and policies in the future. The proposed classification of the Board of Directors combined with the two-thirds voting requirement necessary to approve certain business combinations may make implementing changes in management more difficult, even if a majority of stockholders might consider such changes advisable.

    The proposed amendment specifies that incumbent directors can be removed only for cause and only upon the affirmative vote of holders of at least 66-2/3% of the total voting power of the Company. Under the Company's current Restated Certificate of Incorporation and by-laws, directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of the directors. Accordingly, the provisions of the proposed amendment relating to the removal of directors would reduce the possibility of a stockholder removing incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by removal with their own nominees. The provisions would, however, also make it more difficult for stockholders to remove a director in all other situations.

    The proposed amendment also provides that the affirmative vote of the holders of at least 66-2/3% of the voting power of the Company's stock would be required for the amendment or repeal of, or adoption of any provision inconsistent with, the proposed amendment relating to the classified board. Under Delaware law, amendments to a Restated Certificate of Incorporation require the approval of its Board of Directors and the holders of stock representing a majority of the voting power, but Delaware law also permits provisions in a Restated Certificate of Incorporation that require a greater vote than the vote otherwise required by law for any corporate action. With respect to such so-called supermajority provisions, Delaware law requires that any amendment, alteration or repeal thereof be approved by an equally large supermajority vote. In addition, Delaware law permits the Restated Certificate of Incorporation to require a supermajority vote to amend or repeal provisions which themselves do not require a supermajority vote. Accordingly, in the event that this proposal is approved, stockholders having the same percentage of voting power as that required to adopt the proposed amendment would not have sufficient voting power to amend or repeal the amendment at a later date. The requirement of an increased stockholder vote is designed to prevent a stockholder controlling less than a substantial majority of the voting power of the Company from avoiding the requirements of the classified board simply by repealing them. Thus, the holders of a minority of the voting power of the Company could block the future repeal or modification of the amendment, even if such action were deemed beneficial by the holders of more than a majority, but less than 66-2/3%, of the voting power.

    In  connection  with   the  amendment   to  the   Restated  Certificate   of
Incorporation, the Board of Directors will make conforming amendments to the Company's by-laws if the amendment is approved.

    The full and complete text of the proposed amendment is set forth in Appendix A hereto, and the foregoing discussion is qualified in all respects with reference thereto.

    The favorable vote of a majority of the shares outstanding is required to adopt the proposed amendment relating to the classified board. If adopted, the amendment would become effective upon the filing with the Secretary of State of Delaware of a Certificate of Amendment of the Company's Restated Certificate of Incorporation, which filing is expected to take place promptly after the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                                     ITEM 3
                    PROPOSAL TO AMEND THE COMPANY'S RESTATED
                     CERTIFICATE OF INCORPORATION TO CHANGE
                               THE COMPANY'S NAME

    The Company's Board of Directors has adopted, and is recommending to the stockholders for their approval at the Annual Meeting, a resolution to amend the Company's Restated Certificate of Incorporation to change the Company's name from American Colloid Company to AMCOL International Corporation.

    In the judgment of the Board of Directors, the change of the Company name is desirable in view of the past growth and expected future growth of Colloid Environmental Technologies Company and Chemdal International Corporation, two of the Company's subsidiaries. Colloid Environmental Technologies Company produces environmental products. Chemdal International Corporation produces absorbent polymers. Based on this growth in the scope of the business of the Company, the Board of Directors seeks to insure that its customers and other members of the public will not associate the Company's name solely with its Mineral Division which would imply an unnecessarily limited scope of the Company's business. At the same time, the Board of Directors recommends that the Mineral Division retain the American Colloid Company name to preserve the reputation and goodwill it has developed during its sixty-five plus year history.

    If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

    In order to effect this change under Delaware law, the Board of Directors recommends that the stockholders approve an amendment to Article FIRST of the Restated Certificate of Incorporation to read as follows:

    "FIRST. The name of the corporation is AMCOL International Corporation."

    The affirmative vote of the holders of a majority of all outstanding shares of common stock entitled to vote at the Annual Meeting is required for approval of the amendment. If adopted, the amendment would become effective upon the filing with the Secretary of State of Delaware of a Certificate of Amendment of the Company's Restated Certificate of Incorporation, which filing is expected to take place promptly after the meeting. Conforming amendments to the Company's by-laws would be adopted upon the effectiveness of the proposed amendment.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                                     ITEM 4
            PROPOSED RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Upon  the  recommendation of  its Audit  Committee,  the Board  of Directors
retained KPMG Peat Marwick LLP to examine the financial statements of the Company for the fiscal year ended December 31, 1994 and appointed KPMG Peat Marwick LLP as independent accountants for the Company to audit its consolidated financial statements for 1995 and to perform audit-related services. Such services include review of the Company's quarterly interim financial information; review of periodic reports and registration statements filed by the Company with the Securities and Exchange Commission; issuance of special-purpose reports covering such matters as employee benefit plans, management incentive compensation and submissions to various governmental agencies; and consultation in connection with various accounting and financial reporting matters, as well as software conversion matters.

    The Board has directed that the appointment of KPMG Peat Marwick LLP be submitted to the stockholders for approval. If the stockholders should not approve, the Audit Committee and the Board will reconsider the appointment.

    The Company has been advised by KPMG Peat Marwick LLP that it expects to have a representative present at the Annual Meeting and that such representative will be available to respond to appropriate questions. Such representative will also have the opportunity to make a statement if he or she desires to do so.

    Proxies will be voted for or against approval of this proposed ratification in accordance with the specifications marked thereon, and will be voted in favor of approval if no specification is made. Approval requires the favorable vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy, assuming that a quorum is present.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Annual Meeting of Stockholders of the Company to be held in 1996 must be received by the Company on or before December 11, 1995.

VOTING PROXIES

    The enclosed proxy card confers authority to vote, in accordance with the instructions contained in the proxy, with respect to the election of the nominees for director specified in this Proxy Statement, the proposals to amend the Restated Certificate of Incorporation and the ratification of the independent accountants, KPMG Peat Marwick LLP. The proxy will be voted in accordance with the choices indicated thereon. If no specifications are made, proxies will be voted "FOR ALL NOMINEES" for director, "FOR" the proposal to amend the Company's Restated Certificate of Incorporation to provide for the classification of the Board of Directors into three classes with one class being elected, "FOR" the proposal to amend the Company's Restated Certificate of Incorporation to change the Company's name to AMCOL International Corporation, and "FOR" the ratification of KPMG Peat Marwick LLP as independent accountants.

OTHER BUSINESS

    The Board of Directors knows of no other business that will be represented at the meeting. Should any other business come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          Clarence O. Redman
                                          SECRETARY

Arlington Heights, Illinois
April 7, 1995

                                                                      APPENDIX A

                          PROPOSED ARTICLE FOURTEENTH
                  OF THE RESTATED CERTIFICATE OF INCORPORATION

    A new Article Fourteenth to the Restated Certificate of Incorporation would be added to read as follows:

    FOURTEENTH.

    Section 1. The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution adopted by a majority of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.

    Section 2. The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible. At the annual meeting of stockholders in 1995, the three classes of directors shall be elected to serve terms expiring in 1996, 1997 and 1998, respectively, and at each annual meeting of stockholders thereafter, the successors of the class of directors whose term is expiring at such meeting shall be elected to hold office for a term expiring at the annual meeting of the stockholders to be held in the third year following their election, with each such director in each case to hold office until his or her successor is elected and qualified.

    Section 3. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, and the directors so chosen shall hold office for a term expiring at the next election of the class for which such director was appointed and until his or her successor is elected and qualified.

    Section 4. Any director may be removed from office at any time, but only for cause and only upon the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares of the capital stock of the corporation.

    Section 5. Notwithstanding any provision in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares of the capital stock of the corporation shall be required to repeal, amend, modify or adopt any provision inconsistent with the provisions of this Article Fourteenth.

PROXY


                         AMERICAN COLLOID COMPANY

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 1995


   The undersigned stockholder of American Colloid Company does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints John Hughes, Everett P. Weaver and William D. Weaver, or any one of them, with full power of substitution, to vote all shares of stock of American Colloid Company which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of said Corporation to be held on Tuesday, May 9, 1995, at 11:00 A.M., Central Daylight Savings Time, and at any adjournments thereof, at Keck, Mahin & Cate, 77 West Wacker Drive, Suite 4900, Chicago, Illinois 60601-1693.

      PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  [ ]

                                                                         For All
                                                       For    Withheld   Except

1. The election of Arthur Brown, Robert E.             [ ]       [ ]       [ ]
   Driscoll, III, Raymond A. Foos, John Hughes,
   Robert C. Humphrey, C. Eugene Ray, Clarence O.
   Redman, Paul G. Shelton and Paul C. Weaver as
   Directors:


___________________________________________________
Nominee Exception(s)

                                                       For     Against   Abstain
2. The proposal to amend the Company's Restated        [ ]       [ ]       [ ]
   Certificate of Incorporation for the classification of the Board of Directors into three classes with one class being elected each year.

                                                       For     Against   Abstain
3. The proposal to amend the Company's Restated        [ ]       [ ]       [ ]
   Certificate of Incorporation to change the Company's name to AMCOL International Corporation:

                                                       For     Against   Abstain
4. The proposal to ratify KPMG Peat Marwick LLP as     [ ]       [ ]       [ ]
   independent accountants for 1995:

5. As such proxies may in their discretion determine upon such other matters as may properly come before the meeting.

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND IN ABSENCE OF SUCH INSTRUCTIONS SHALL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES DESCRIBED IN ITEM (1) AND FOR ITEMS (2), (3), AND (4). IF OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXIES ON THOSE MATTERS.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   You are urged to mark, sign and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

Dated_______________________________________________, 1995


__________________________________________________________
SIGNATURE OF STOCKHOLDER


__________________________________________________________
SIGNATURE OF STOCKHOLDER

When signing this proxy, please date it and take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, and guardians should so indicate when signing.